Explanatory Note

Blockstack PBC has prepared this Form 1-A/A solely for the purpose of filing Exhibit 4.1 and Exhibit 4.2 and revising the description of the “Types of Securities Offered in this Offering Statement” in Item 4 of Form 1-A to “Stacks Tokens.”

PART III — EXHIBITS

Item 16.    Exhibits

(a)  Exhibits.

Exhibit Number		Description
2.1	#	Amended and Restated Certificate of Incorporation of Blockstack PBC
2.2	#	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Blockstack PBC

2.3	#	Bylaws of Blockstack PBC
2.4	#	Operating Agreement of Blockstack Employee LLC, dated as of October 23, 2017
3.1	#	Simple Agreement for Future Tokens
3.2	#	Subscription Agreement for Blockstack Token Fund QP, L.P. and Blockstack Token Fund AI, L.P., dated as of November 14, 2017
3.3	#	Amended and Restated Limited Partnership Agreement of Blockstack Token Fund AI, L.P., dated as of December 1, 2017
3.4	#	Amended and Restated Limited Partnership Agreement of Blockstack Token Fund QP, L.P., dated as of December 1, 2017
3.5	#	Smart contract for the Stacks Token

4.1	Form of Subscription Agreement

4.2	Form of App Mining program Participation Agreement

4.3	#	Form of voucher

6.1	†#	2016 Equity Incentive Plan of Half Moon Labs Inc. (including form of stock option agreement)

6.2	†#	2017 Equity Incentive Plan of Blockstack Employee LLC, dated October 20, 2017
6.3	#	License Agreement to Occupy Shared Office Space, between WorkSocial.com LLC and Blockstack Token LLC, dated as of October 5, 2017
6.4	#	Agreement of Sublease, between Sustainable Insight Capital Management, LLC, as sublandlord, and Blockstack PBC, as subtenant, dated May 21, 2018
6.5	†#	Form of Director and Executive Officer Indemnification Agreement of Blockstack PBC
6.6	†#	Settlement Agreement and Release, by and between Blockstack PBC and Ryan Shea, dated September 28, 2018

6.7	#	Form of Blockstack PBC Restricted Token Unit Agreement
6.8	#	Form of Blockstack Employee LLC Restricted Unit Purchase Notice under the 2017 Equity Incentive Plan
6.9	#	Token Purchase Agreement, dated October 3, 2018, between Blockstack Token LLC and Blockstack Employee LLC
6.10	#	Token Purchase Agreement, dated October 3, 2018, between Blockstack Token LLC and Blockstack Employee LLC
6.11	^#	Compliance and Technical Services Agreement by and between Coinlist Services LLC and Blockstack Token LLC, dated as of May 8, 2019
6.12	#	Blockstack-Coinlist Data Processing Addendum by and between Coinlist Services LLC and Blockstack Token LLC, dated as of May 8, 2019
6.13	#

Purchase Agreement for Deferred Delivery Agreement dated as of January 17, 2019 by and between New Internet Labs Limited and Blockstack Token LLC (includes Deferred Delivery Agreement, dated as of January 17, 2019, by and between New Internet Labs Limited and Blockstock Token LLC)

6.14	#	Form of Deferred Delivery Agreement to be used in concurrent Regulation S Offering (includes form of Deferred Delivery Agreement to be used in concurrent Regulation S Offering)
6.15	#	Investors’ Rights Agreement, dated December 16, 2016, by and among Blockstack PBC and the investors named therein
6.16	#	Right of First Refusal and Co-Sale Agreement, dated December 16, 2016, by and among Blockstack PBC and the investors and common holders named therein.
6.17	#	Voting Agreement, dated December 16, 2016, by and among Blockstack PBC and the investors and common holders named therein.
6.18	#	Blockstack PBC Form of Offer Letter for Full-time Employment
6.19	#	Form of Blockstack PBC App Reviewer Agreement

6.20	#	Assignment and Assumption Agreement, dated as of June 27, 2019, of Compliance and Technical Services Agreement by and among Coinlist Services LLC, Blockstack Token LLC and Blockstack PBC

8.1	#	Form of Escrow Agreement, by and between Prime Trust, LLC and Blockstack Token LLC (to be entered into upon qualification of the offering statement)

8.2	#	Escrow Agreement dated as of June 1, 2019, by and between Bitgo Trust Company, Inc. and Blockstack Token LLC

10.1	#	Power of Attorney (included on signature page)

11.1	#	Form of Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 12.1)

11.2	#	Consent of WithumSmith+Brown, PC

11.3	#	Consent of Foresight Valuation Group, LLC

12.1	#	Form of Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to the legality of the securities being qualified
13.1	#	Communications related to voucher program

13.2	#	Blockstack Technical Whitepaper
13.3	#	Blockstack Token Whitepaper

13.4	#	Presentation to prospective investors in Concurrent Regulation S Offering, dated April 2019
13.5	#	Blockstack overview dated April 2019
13.6	#	Press release dated April 11, 2019
13.7	#	Blog post posted on blockstack.org/blog following filing of Form 1-A on April 11, 2019
13.8	#	E-mail to holders of vouchers, sent following filing of Form 1-A on April 11, 2019
13.9	#	E-mail to existing investors in Blockstack PBC, sent following filing of Form 1-A on April 11, 2019
13.10	#	E-mail to Blockstack community, sent following filing of Form 1-A on April 11, 2019
13.11	#	Frequently Asked Questions posted on stackstoken.com on April 16, 2019
13.12	#	WeChat transcript of TokenGazer AMA event on April 25, 2019
13.13	#	Presentation to prospective investors, dated May 2019
13.14	#	Quarterly update email to community, sent on May 1, 2019
13.15	#	Presentation at CoinDesk Consensus 2019, delivered on May 14, 2019

13.16	#	Transcript of event at The Japan Society on April 16, 2019
13.17	#	E-mail to holders of vouchers regarding voucher registration, sent on May 18, 2019
13.18	#	E-mail to holders of vouchers regarding voucher registration, sent on May 20, 2019
13.19	#	E-mail to holders of vouchers regarding extension of voucher registration, sent on May 24, 2019
13.20	#	E-mail to holders of vouchers regarding voucher registration, sent on May 27, 2019
13.21	#	Voucher registration work flow
13.22	#	Voucher submission template
13.23	#	Voucher completion template
13.24	#	Transcript of Crypto AMA, conducted on May 29, 2019
13.25	#	Email to Blockstack community regarding general pre-registration, sent on May 31, 2019
13.26	#	Blog post posted on blockstack.org/blog regarding general pre-registration on May 31, 2019

13.27	#	Landing page for CantBeEvil.com
13.28	#	General pre-registration work flow
13.29	#	Landing page for stackstoken.com
13.30	#	Text of Google AdWords advertisements

13.31	#	Transcript of Video “The Next Era in Computing Blockstack”

13.32	#	Blockstack Whitepaper version 2.0

13.33	#	Text of Coinzilla.com and Cointraffic.io banner ads
13.34	#	Blog post posted on blockstack.org/blog regarding smart contract language, Clarity, on June 27, 2019
13.35	#	Email to app founders regarding updates to the app mining registration process, sent on June 10, 2019
13.36	#	Text of banner add in New York subway entrance
13.37	#	Forum post posted on forum.blockstack.org regarding token economics on June 12, 2019
13.38	#	Blog post posted on blockstack.org/blog regarding token economics on June 14, 2019
13.39	#	Email to Blockstack community June 2019 newsletter, sent on June 13, 2019
13.40	#	Email to Naval Ravikant syndicate, sent on June 14, 2019
13.41	#	Text of Centro banner ads
13.42	#	Email to Blockstack community regarding Global Coin Research June newsletter, sent on June 18, 2019
13.43	#	Emails to Blockstack community regarding CoinList fireside chat, sent on June 18, 2019
13.44	#	Landing page for CoinList fireside chat, found at community.blockstack.org/coinlist-fireside
13.45	#	Emails to certain Regulation A pre-registrants, sent on June 21, 2019
13.46	#	Text of Cryptopanic.com banner ad
13.47	#	Email to investors regarding Blockstack highlights and updates, sent on June 24, 2019

15.1	#	App Mining algorithm
15.2	#	App Mining Participant Terms

15.5	#	Correspondence to Securities and Exchange Commission dated December 2l, 2018
15.6	#	Correspondence to Securities and Exchange Commission dated March 1, 2019
15.7	#	Draft offering statement previously submitted on September 13, 2018 pursuant to Rule 252(d) (incorporated by reference to the copy thereof made public pursuant to Rule 301 of Regulation S-T)
15.8	#	Draft amended offering statement previously submitted on December 21, 2018 pursuant to Rule 252(d) (incorporated by reference to the copy thereof made public pursuant to Rule 301 of Regulation S-T)

† Indicates a management contract or compensatory plan

# Previously filed

^ Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and this exhibit has been filed separately with the SEC.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 10, 2019.

BLOCKSTACK PBC

By:	/s/ Muneeb Ali
Muneeb Ali
Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated below:

	Signature	Title	Date

	/s/ Muneeb Ali	Chief Executive Officer and Director (Principal Executive Officer)	July 10, 2019
Muneeb Ali

	/s/ Jesse Soslow	Head of Legal and Finance (Principal Financial Officer and Principal Accounting Officer)	July 10, 2019
Jesse Soslow

	*	Director	July 10, 2019
Albert Wenger

	*	Director	July 10, 2019
Jaswinder Singh

* By:	/s/ Muneeb Ali
Muneeb Ali
Attorney-in-Fact

III-2